UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 8, 2013

FREQUENCY ELECTRONICS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8061	11-1986657
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Charles Lindbergh Blvd., Mitchel Field, NY	11553
(Address of principal executive offices)	(Zip Code)

(516) 794-4500
(Registrant’s telephone number, including area code)

____________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.    Submission of Matters to a Vote of Security Holders

On October 8, 2013, Frequency Electronics, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”).  As of August 27, 2013, the record date for the Annual Meeting, there were 8,513,076 shares of Common Stock of the Company entitled to vote at the Annual Meeting.  A total of 6,884,928 shares or 81% of the shares of Common Stock entitled to vote at the Annual Meeting were represented in person or by proxy and the stockholders:

•	elected each of the Company’s nominees for director to serve for terms of one year and until their successors are elected and qualified,

•	ratified the appointment of EisnerAmper LLP as the Company’s independent auditors for fiscal year 2014,

•	approved, on a non-binding basis, the Company’s executive compensation plan, and

•	decided that future non-binding advisory votes on executive compensation will be held every year.

The voting results at the Annual Meeting were as follows:

1.  Election of the following five directors:

DIRECTOR	FOR	AGAINST	WITHHELD	BROKER NON-VOTES
Joseph P. Franklin	3,602,467	0	1,221,854	2,060,607
Martin B. Bloch	3,595,393	0	1,228,928	2,060,607
Joel Girsky	4,673,571	0	150,750	2,060,607
S. Robert Foley, Jr.	4,680,174	0	144,147	2,060,607
Richard Schwartz	4,680,619	0	143,702	2,060,607

2.  Ratification of the appointment of EisnerAmper LLP as the Company’s independent auditors for fiscal year 2014.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
6,595,575	267,170	22,183	0

3.  Non-binding advisory vote on executive compensation.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
4,564,606	88,023	75,392	2,156,907

4.  Non-binding advisory vote on the frequency of holding future non-binding advisory votes on executive compensation.

Every 1 year	Every 2 years	Every 3 years	ABSTAIN	BROKER NON-VOTES
4,488,453	5,381	195,913	134,573	2,060,608

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREQUENCY ELECTRONICS, INC.

Dated: October 9, 2013	By:	/s/ Alan Miller
Alan Miller
Secretary, Treasurer and Chief Financial Officer